Exhibit 10.10

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“First Amendment”) is entered into as of October 23, 2003, by and between GREAT AMERICAN VENTURE, LLC, a California limited liability company (“Borrower”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), with reference to the following facts, which shall be construed as part of this First Amendment:

RECITALS

A. Borrower and Lender have entered into that certain Credit Agreement dated as of October 25, 2000 (the “Credit Agreement”), pursuant to which Lender is providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Credit Agreement shall be applied herein as defined or established therein.

B. Borrower and Lender desire to amend the Credit Agreement to the extent provided in, and subject to the terms and conditions of, this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower and Garcel, Inc. of their respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Ratification and Incorporation of Credit Agreement and Other Loan Documents. Except as expressly modified under this First Amendment, (a) Borrower hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein.

2. Amendment of Credit Agreement. The Credit Agreement and the other Loan Documents are hereby amended, effective as of the First Amendment Closing Date, as follows (and all section references in this Section 2 shall, unless the context otherwise requires, be references to sections in the Credit Agreement):

2.1 Section 1.1. Section 1.1 is hereby amended as follows:

a. Replaced Definitions. The definitions of each of the following terms in Section 1.1 are hereby deleted and replaced with the new definition for such term provided below:

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that to the extent that the Uniform Commercial Code is used to define any term in this Agreement or in any other Loan Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Commitment Termination Date” shall mean the earliest of (i) October 23, 2006, and (ii) the date of termination pursuant to Section 9.2 of Lender’s obligation to make additional Revolving Credit Advances and/or incur Letter of Credit Obligations or permit existing Revolving Credit Advances to remain outstanding.

b. New Definitions. Each of the following definitions is hereby added to Section 1.1 in appropriate alphabetical order:

“First Amendment” means the First Amendment to Credit Agreement dated as of October 23, 2003.

“First Amendment Closing Date” shall have the meaning assigned to it in Section 3 of the First Amendment.

“Uniform Commercial Code jurisdiction” means any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.2 References to Lender’s State of Incorporation. Each reference in the Credit Agreement and the other Loan Documents to “General Electric Capital Corporation, a New York corporation” is hereby deleted and replaced with “General Electric Capital Corporation, a Delaware corporation.”

3. Conditions Precedent. Notwithstanding any other provision of this First Amendment, this First Amendment shall be of no force or effect, and Lender shall not have any obligations hereunder, until the following conditions have been satisfied (the date upon which all such conditions have been satisfied, the “First Amendment Closing Date”):

3.1 First Amendment and Related Materials; Satisfactory Legal Form. Lender shall have received (a) this First Amendment, duly executed by Borrower and Lender, and (b) the First Amendment to Security Agreement, duly executed by Borrower and Lender. All legal matters incident to the transactions contemplated by this First Amendment and the First Amendment to Security Agreement shall be satisfactory to Lender and its counsel.

3.2 Certain Third Party Consents. Lender shall have received the attached Consent and Reaffirmation of Indemnity Provisions, duly executed by each Person party thereto.

3.3 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

4. Representations and Warranties re Credit Agreement. Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Lender in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof. Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this First Amendment, that constitutes or would constitute a Default or an Event of Default.

5. Miscellaneous.

5.1 Headings. The various headings of this First Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this First Amendment or any provisions hereof.

5.2 Counterparts. This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

5.3 Interpretation. No provision of this First Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

5.4 Complete Agreement. This First Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5 Governing Law. This First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws.

5.6 Effect. Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

5.7 Conflict of Terms. In the event of any inconsistency between the provisions of this First Amendment and any provision of the Credit Agreement, the terms and provisions of this First Amendment shall govern and control.

5.8 No Novation or Waiver. Except as specifically set forth in this First Amendment, the execution, delivery and effectiveness of this First Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Credit Agreement as of the day and year first above written.

GREAT AMERICAN VENTURE, LLC,
a California limited liability company

By:	GARCEL, INC., a California corporation, its Manager

	By:	/s/ Gary Mintz
Gary Mintz
Chairman of the Board of Directors

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Todd Growki
Todd Growki
Duly Authorized Signatory

[ADDITIONAL SIGNATURES ON THE FOLLOWING PAGE]

CONSENT AND REAFFIRMATION OF INDEMNITY PROVISIONS

The undersigned hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Credit Agreement dated as of October 23, 2003 (the “First Amendment”), (ii) consents to all of the provisions of the First Amendment, and (iii) ratifies and reaffirms, as of the date hereof, all of the indemnity provisions set forth in Section 2.10(b) of the Credit Agreement.

Dated as of October 23, 2003	GARCEL, INC., a California corporation,

	By:	/s/ Gary Mintz
Gary Mintz
Chairman of the Board of Directors